Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	AUGUST 21, 2012

                                 SYKES ENTERPRISES, INCORPORATED

                                 COMPLETES ALPINE ACCESS ACQUISITION

TAMPA, FL – August 21, 2012 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NasdaqGS: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today that it has completed the acquisition of Alpine Access, Inc.

SYKES Enterprises, Incorporated Corporate Headquarters:

“Since the announcement of the Alpine Access acquisition, we have received overwhelmingly positive feedback from our key clients and employees. On the heels of this important milestone, we are eager to put our strategic vision into action. By leveraging Alpine Access’ best-in-class market position and differentiated capabilities across the customer contact management marketplace, we are embarking on a strategic trajectory that we believe will help our clients and employees realize the potential power of this combination as it unlocks long-term value for our shareholders,” said Chuck Sykes, President and Chief Executive Officer of Sykes Enterprises, Inc.

400 North Ashley Drive Tampa, FL USA 33602 1 - 800 - TO - SYKES http://www.sykes.com

Alpine Access’ President and Chief Executive Officer Christopher Carrington stated “Our momentum in the marketplace has only strengthened since the announcement of what we believe is a winning combination. We are excited to officially be part of the SYKES family. And we are eager to move forward as one in continuing to deliver the exceptional value our clients have come to expect, thereby capitalizing on the growth opportunities in the marketplace.”

EMEA Operations: 599 Calder Road Edinburgh EH11 4GA Scotland +44 (0) 131 458-6500

The $150 million cash purchase price, subject to post-closing adjustments, for Alpine Access was financed through $108 million in borrowings under the Company’s credit facility, with the remaining from cash on hand. The borrowing will bear interest at a variable rate of LIBOR plus an applicable margin based on the Company’s leverage ratio (currently 112.5 basis points). The interest rate will be determined quarterly based on Sykes’ leverage ratio at such time. The Company plans to provide an update on the anticipated impact of the Alpine Access acquisition on the business outlook for the fourth quarter of and full-year 2012 when it reports its third quarter results for the three-months ended September 30, 2012.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore global delivery model, along with virtual at-home agents, SYKES serves its clients through two geographic operating segments: the Americas

(United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

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